Exhibit 99.1

Apexigen Announces Approximately $2.8 Million

Private Placement Financing

SAN CARLOS, CA - January 24, 2023 – Apexigen, Inc. (Nasdaq: APGN), a clinical-stage company focused on developing innovative antibody-based therapeutics for the treatment of cancer with a focus on immuno-oncology, today announced that it has entered into definitive agreements with new, biotechnology-focused investors for the issuance and sale of an aggregate of approximately 2.0 million shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of approximately 2.0 million shares of common stock in a private placement offering. The purchase price per share and accompanying warrant is $1.40 (or $1.399 per pre-funded warrant and accompanying warrant). The warrants have an exercise price of $1.40 per share and will expire 5 years from the effective date of the registration statement that will be filed in connection with the private placement.

The private placement is expected to close by January 31, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds of approximately $2.8 million, before deducting placement agent fees and other expenses, will be used to finance and further support the company’s ongoing Phase 2 clinical study evaluating its CD40 antibody, sotigalimab, in combination with doxorubicin in patients with liposarcoma, and for general corporate purposes.

Brookline Capital Markets, a division of Arcadia Securities, LLC, served as the exclusive placement agent for the private placement transaction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other jurisdiction’s securities laws, and may not be resold absent registration under, or exemption from registration under, the Securities Act. Apexigen has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued and sold in the private placement (including the shares of common stock issuable upon exercise of the warrants) within 30 days of the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Apexigen

Apexigen is a clinical-stage biopharmaceutical company focused on discovering and developing a new generation of antibody therapeutics for oncology, with an emphasis on new immuno-oncology agents designed to harness the patient’s immune system to combat and eradicate cancer. Sotigalimab and Apexigen’s other programs were discovered using Apexigen’s proprietary APXiMAB™ discovery platform. This platform has enabled Apexigen and its collaboration partners to discover and develop therapeutic antibodies against a variety of molecular targets, including targets that are difficult to drug with conventional antibody technologies. Multiple product candidates have been discovered using the APXiMAB platform, one of which is commercially available and the others are in clinical development, either internally by Apexigen or by its licensees. For more information, please visit www.apexigen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the use of proceeds from and the closing of the private placement; Apexigen’s development of innovative oncology therapeutics; and the capabilities of therapeutics that Apexigen has developed or may develop. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Apexigen in light of their respective experience and their perception of historical trends, current conditions and expected future developments, as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Apexigen will be those that Apexigen has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Apexigen) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of Apexigen to close the private placement, continue to meet the Nasdaq listing standards, and achieve successful clinical results or commercial adoption of approved antibody candidates, or that Apexigen will have sufficient capital following the private placement to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of Apexigen’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of Apexigen’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Apexigen, and Apexigen assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Bruce Mackle

LifeSci Advisors

+1-646-889-1200

bmackle@lifesciadvisors.com

Apexigen Contact:

William Duke

Chief Financial Officer

Apexigen, Inc.

+1-650-931-6236

ir@apexigen.com